s                                                                   EXHIBIT 10.4

               AMENDMENTS TO THE DIRECTORS' RESTRICTED STOCK PLAN


A. Section 7 of the Plan (Restrictions and Forfeiture) is further amended to read in its entirety as follows:

         "7.      Restrictions, Distributions and Forfeitures.

         Restricted Stock Units issued under the Plan shall have a Restriction Period beginning on the Date of Grant under Section 5 or the date of the annual deferral election, whichever is applicable, and ending on the date five years thereafter or the date of the Holder's death or disability or the expiration of the term of a Holder/Director who is not nominated by the Board of Directors of the Company (the "Board") for reelection (other than because of a dismissal for cause) or who, having stood for reelection is not reelected by the stockholders, whichever first occurs. For this purpose, the date of the annual deferral election means the first date of the period for which such deferral is elected. Notwithstanding any other provision of the Plan, no shares shall be delivered prior to six months from the date of grant of Restricted Stock Units. If the Restriction Period has lapsed and the Stock is otherwise deliverable hereunder, the Stock shall be delivered upon the expiration of the six-month period. Restricted Stock Units shall be subject to the following additional terms and conditions:

         a. The Holder of Restricted Stock Units shall be entitled to the delivery of a stock certificate or certificates upon the later of:

            (i)  the end of the Restriction Period; or

            (ii) the end of the applicable deferral period selected by the Director (the "Deferral Period")from alternatives and on forms approved by the Board and by the Management Committee.

         b. Except as otherwise provided in paragraph c of this Section 7, Restricted Stock Units and rights associated therewith as to which the Restriction Period has not ended shall be entirely forfeited in the event that during the applicable Restriction Period in respect of those Restricted Stock Units the Holder:

           (i)  Is dismissed for cause by the Board;

           (ii)  Resigns other than For Good Cause;

           (iii) Refuses other than For Good Cause to stand for election to the Board.

                  "For Good Cause" as used herein shall include for reasons of personal health or health of family members, to avoid conflicts of interest, as a result of increased family demands or business demands of a directors' employer, as a result of accepting government or community service, as a result of a change in area of residence, or as a result of a material increase in the time required or projected to be required for service on the Board.

          c. If there has been a Change in Control(as defined below), the Holder's resignation or refusal to stand for an election to the Board, within two years after the Change in Control, shall not result in a forfeiture under Section 7.b. In such circumstances, the Stock shall be distributed at the end of the Deferral Period.

             For purposes of the Plan, a Change in Control means any of the following:

           (i) Consummation of a merger or consolidation, or other reorganization, with or into one or more entities that are not subsidiaries or other controlled affiliates, as a result of which less than 50% of the outstanding voting securities of the surviving or resulting entity immediately after the reorganization are, or will be, owned, directly or indirectly, by stockholders of the Company immediately before such reorganization (assuming for purposes of suchdetermination that there is no change in the record ownership of the Company's securities from the record date for such approval until such reorganization and that such record owners hold no securities of the other parties to such reorganization, but including in such determination any securities of the other parties to such reorganization held by subsidiaries or other controlled affiliates of the Company).


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           (ii)  Consummation    of   the   sale   of substantially  all  of the
                 Company's business and/or assets to a person or entity that is not a subsidiary or other controlled affiliate.

           (iii) The acquisition by any "person" (as such term is used in Sections 13(d) and 14(d)of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), but excluding any person described in and satisfying the conditions of Rule 13d-1(b)(1) thereunder), other than a subsidiary or other controlled affiliate and other than an employee benefit plan sponsored by the Company or any of its subsidiaries or controlled affiliates , of beneficial ownership (as defined in Rule 13d-3 under the Exchange Act, and except pursuant to customary forms of revocable proxies used in connection with annual meetings of shareholders), directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company's then outstanding securities entitled to then vote generally in the election of directors of the Company.

           (iv) During any period not longer than two consecutive years, individuals who at the beginning of such period constituted the Board cease to constitute at least a majority thereof, unless the election, or the nomination for election by the Company's stockholders, of each new member of the Board was approved by a vote of at least three-fourths of the members of the Board then still in office who were members of the Board at the beginning of such period (including for these purposes, new members whose election or nomination was so approved).

         d. If the Holder ceases to be a Director of the Company prior to the end of the Restriction Period for reasons that do not result in a forfeiture event under Section 7.b, the Holder shall be entitled to payment in respect of Restricted Stock Units then held as provided in Section 7.a.

         e. With respect to any deferral election in respect of Restricted Stock Units made prior to June 1, 1998 [the effective date of these amendments], the risk of forfeiture under Section 7.b. shall expire no later than the end of the Restriction Period as defined in the first sentence of this Section 7.

         f. The Holder may elect, provided such election is made while the Holder continues to serve as a Director and prior to July 1, 1998, to change a deferral election authorized hereunder to extend (but not shorten) the Deferral Period, to the extent consistent with the other terms of this Section 7. Such change shall be effective one year after the change is received by the Company.

         g. Restricted Stock currently outstanding under this Plan may be exchanged pursuant to an election received by the Company on or prior to July 1, 1998 for Restricted Stock Units under this Plan with the terms and conditions as to the Restriction Period as if initially granted or issued as Restricted Stock Units hereunder, and with the same terms and conditions as to time of payment, once vested, as would apply to Restricted Stock Units as to which a Holder had elected a Deferral Period equal to any longer Restriction Period applicable to the Restricted Stock immediately prior to the exchange.

          B. Section 12 of the Plan (Changes in Capital Structure) is amended to insert in the first sentence after the phrase "as to the number of Restricted Stock Units", the following:

                           "and as to the type and  amount  of  shares  or other
                  securities or property deliverable in payment of rights with respect to the Restricted Stock Units based upon the distribution or consideration payable to holders of Stock upon or in respect of such event,..."

                  and to insert at the end of the first sentence, the following:

                  "; or in anticipation of a dissolution of the Company so as to enable the Holder to participate with other stockholders in any distribution in connection with the dissolution or liquidation of the Company. Any right in respect of cash or any equivalent into which the Stock may be or have been converted as a result of such event shall include a right to monthly interest credits based upon 120% of the applicable federal long-term rate."

                  and to add the words "Restricted Stock or" before each reference to Restricted Stock Units in Section 12.

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